EXHIBIT 32.1

Certification of

Chief Executive Officer

of TGC Industries, Inc. Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

This certification is furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and accompanies the quarterly report on Form 10-QSB(the “Form 10-QSB”) for the quarter ended March 31, 2005 of TGC Industries, Inc. (the “Company”).  I, Wayne A. Whitener, the Chief Executive Officer of the Company, certify that, to the best of my knowledge:

(1)                                  The Form 10-QSB fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  May  11, 2005

/s/ Wayne A. Whitener
Wayne A. Whitener
Chief Executive Officer